Exhibit 99.1

[Vignette Logo]

For Release 6:00 a.m. CST

Jan. 22, 2004

VIGNETTE TO ACQUIRE ENTERPRISE DOCUMENT AND RECORDS MANAGEMENT LEADER TOWER TECHNOLOGY PTY LTD

Acquisition Adds Document and Records Management to Vignette Portal and Delivery Strengths to Create

the Only Complete Enterprise Content Management Solution; Company Expands Content Lifecycle

Management to Address Compliance and Risk Management

AUSTIN, Texas — Jan. 22, 2004— Vignette Corp. today announced that it has signed a definitive agreement to acquire Tower Technology Pty Ltd (www.towertech.com), a leading enterprise document and records management vendor. The acquisition, when completed, will bring together the market leader in content management, collaboration and portal solutions with Tower Technology’s industry-leading integrated enterprise document and records management solutions to offer organizations worldwide the only complete enterprise content management solution upon which to base and manage enterprise Web initiatives. Under the terms of the agreement with Tower Technology, Vignette will pay $125 million, comprised of $45 million in cash and $80 million in Vignette stock; the stock portion of the transaction equates to approximately 29.8 million shares. The transaction is subject to customary closing conditions.

Upon completion of the transaction, Vignette will be able to offer the industry’s most comprehensive set of solutions with which organizations can efficiently build and manage enterprise Web initiatives, including market-leading Web content management, an industry best portal, best-of-breed collaboration technologies and now integrated enterprise document and records management functionality. Vignette will be uniquely positioned to help organizations worldwide addresses risk and compliance management related initiatives such as Sarbanes-Oxley 302 and 404, HIPAA, SEC 17a4, DoD 5015.2, GLB and Basel II.

“The acquisition of Tower Technology is the latest in a series of highly strategic and architecturally synergistic acquisitions, all designed to significantly enhance the value proposition for our clients and prospects,” said Thomas E. Hogan, president and chief executive officer at Vignette. “The acquisition of Tower Technology, when combined with our past acquisitions of Epicentric, Revenio, and Intraspect, will transform Vignette from the recognized leader in Web content management to the industry’s only combined suite of enterprise content management services and the highly complementary delivery services associated with our portal, integration, and collaboration applications. Vignette delivers these solutions with the added benefit of platform independence and full support of J2EE™ standards.”

Hogan continued, “This unique and comprehensive suite will protect our customers’ existing investments in information and infrastructure while providing the most robust suite of applications for managing and delivering Web- and portal-based applications. Whether it’s records and document management critical to emerging requirements for governance and compliance, image processing, or optimizing Web-based solutions for employees, partners, and clients, Vignette delivers superior functionality, speed, and cost. We couldn’t be more excited about our extended opportunity to drive important improvements in our customer’s business efficiency.”

Businesses will quickly benefit from the acquisition, as Vignette will be able to manage the complete content lifecycle of an organization’s enterprise content. Vignette will combine its core strengths in Web content management, interaction management, information integration, collaboration and delivery with Tower Technology’s acknowledged leadership in document and records management, imaging, report management and workflow. Together, this can lead to faster, more accurate business decisions, reduced costs, improved customer self-service and support, and the effective management of risk for overall business efficiency.

Enterprise content management, and particularly document and records management, is viewed as a top priority in government, financial services, pharmaceutical and chemical and other regulated industries that manage massive amounts of information.

“Robust document and records management has become a requirement as government and commercial organizations focus on compliance and risk reduction,” said Andrew Warzecha, senior vice president and director, Technology Research Services at META Group. “We expect strong spending in the enterprise content management (ECM) sector in 2004 and vendors that offer a complete solution will be best positioned to compete successfully for what will be a $9 billion market by 2007.” In July 2003, Tower Technology was named a “Visionary” in Gartner’s 2003 Magic Quadrant for Integrated Document Management based on the strengths of its products. Tower Technology has three primary products that helped it achieve this lofty recognition:

•	Tower IDM™—a scalable, Web-enabled, document processing system for managing virtually all forms of unstructured business information, including images, forms, computer-generated reports, statements and invoices, office documents and e-mail
•	Tower Seraph™—a comprehensive records management solution that helps eliminate paperwork, enable collaborative casework and compliance initiatives; Tower Seraph is certified as DoD 5015.2 compliant
•	Tower WebCapture™—a solution that provides businesses with the ability to capture and aggregate the content that constitutes an online transaction and to automatically create a permanent, unalterable visual transaction log and audit trail

“With Tower Technology, Vignette will be uniquely positioned to address the content lifecycle needs of the market including content creation, management, publication, analysis and retention with a strong focus on compliance,” said Hogan. “The enterprise document and records management segment is a proven, rapidly growing market, and with the completion of the acquisition of Tower Technology, Vignette will be the best positioned company to take advantage of the opportunity.”

Conference Call Details

Vignette will host a conference call and live Web cast regarding the acquisition of Tower Technology Pty Ltd and fourth quarter and fiscal year 2003 financial results on Thursday, January 22, 2004, at 8:00 a.m. EST. Those who wish to access the Web cast should visit the Investor Relations section of Vignette’s corporate Web site at http://www.vignette.com/.

For those who are not able to access the live Web cast, dial-in information follows:

Dial-in number: (612) 326-0027

Call title: Vignette Financial Results Call

The Web cast and conference call will be archived and available for replay from Thursday, January 22, 2004, at 11:30 a.m. EST to Thursday, January 29, 2004, at 12:59 a.m. EST. The replay information is as follows:

Toll-free number: (800) 475-6701

International number: (320) 365-3844

Access code: 716546

About Tower Technology Pty Ltd

Tower Technology is a leading provider of infrastructure software and services for high-volume, complex or large scale document processing and records management. Tower Technology specializes in the development and deployment of applications to capture, store, retrieve, process, archive and manage critical business information throughout its lifecycle. Tower Technology delivers high-volume document processing and workflow solutions that integrate with legacy systems and the Web for eBusiness, as well as collaborative document and records management solutions for eGovernment. As a result, Tower Technology customers are able to work faster, with fewer people, less paper and with full regulatory compliance. Tower Technology has a long-term, proven track record of delivering large-scale solutions on time and on budget to government and global industry giants in financial services and insurance. Tower Technology maintains sales and support offices in North America, Europe and Australia. For more information on Tower Technology, contact Tower Technology at inquiry@Towertech.com or visit the Web site at www.TowerTech.com

About Vignette Corp.

Vignette (Nasdaq: VIGN) is the expert in business efficiency. Vignette’s software and services help companies harness the power of information and the Web to increase productivity, reduce cost, increase the quality of user experiences and manage risk. Vignette’s solutions incorporate enterprise content management, portal, collaboration and integration software that can rapidly deliver unique advantages through an open, scalable, adaptable architecture. Vignette is headquartered in Austin, Texas, with local operations worldwide. Visit www.vignette.com to see how Vignette customers achieve documented efficiencies and find out why the world’s leading companies prefer Vignette.

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FORWARD-LOOKING STATEMENTS

The statements contained in this press release that are not purely historical are forward-looking statements including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding Vignette’s products; future sales; market growth and competition; the integration of the Tower Technology management team and employees with the Vignette management team and employees; the market opportunities available to the combined company; the timing of the consummation of the merger; the ability of the combined company to realize its objectives of growing the market and maintaining industry leadership; the strategic and operational benefits to the combined company following the merger; the expectation of greater revenue opportunities, operating efficiencies and cost savings as a result of the merger. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including without limitation, the following: the approval of the transaction by the Tower Technology stockholders; the satisfaction of closing conditions, including the receipt of regulatory approvals; the ability of Vignette and Tower Technology to operate as a combined company after the merger; the successful integration of Tower Technology’s employees and technologies with those of Vignette; fluctuations in demand for the combined company’s software products and services; the ability to successfully combine product offerings; the possibility that the business cultures of Vignette and Tower Technology are incompatible; possible development of marketing delays relating to product offerings; the introduction of new products by competitors or the entry of new competitors into the markets for the combined company’s products. The combined company may not successfully integrate the operations of Vignette and Tower Technology in a timely manner, or at all, and the combined company may not realize the anticipated benefits or synergies of the merger. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Vignette’s most recent filings with the Securities and Exchange Commission. Vignette undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date of this press release.

Vignette, the V Logo, e:fficiency, and e:fficiency experts are trademarks or registered trademarks of Vignette Corporation in the United States and other countries.

Tower Technology, Tower IDM, WebCapture, and Seraph are trademarks or registered trademarks of Tower Technology, Inc. in Australia and other countries.

All other names are the trademarks or registered trademarks of their respective companies.

For more information, investors only:

Charles Sansbury

Chief Financial Officer

(512) 741-4400

csansbury@vignette.com

For more information, press only:

Alison Raffalovich	Jim Hahn
Vignette Corp.	Vignette Corp.
(512) 741-1214	(512) 741-4871
alison.raffalovich@vignette.com	jim.hahn@vignette.com